EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-262584) and Form S-8 (Nos. 033-56115, 333-67391, 333-123368, 333-162796 (as amended by Post-Effective Amendment No.1), 333-172650, 333-181927 (as amended by Post-Effective Amendment No. 1), 333-184786, 333-218381 and 333-218387) of Cummins Inc. of our report dated February 12, 2024 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Indianapolis, Indiana

February 12, 2024